Exhibit 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Stock Option Plan of our report dated February 5, 2003, except for Note 1 paragraph 3 and Note 9, as to which the date is April 15, 2003, with respect to the consolidated financial statements of Genelabs Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                             /s/ ERNST & YOUNG LLP


Palo Alto, California
September 4, 2003